Exhibit 24A





                          CONSENT OF INDEPENDENT ACCOUNTANT


             I consent to the incorporation by references in the registration statement of General Public Utilities Corporation on Forms S-8 (File No. 33-32327) of my report dated May 3, 1996 on my audit of the financial statements of the Metropolitan Edison Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 11-K.




                                             JOHN MILLIGAN, CPA
























          105-107 N. 22nd Street, 2nd Floor
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          June 27, 1996